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                                                            EXHIBIT 23.1(b)

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our report dated March 26, 1999, except with respect to the matter discussed in
Note 4, as to which the date is July 19, 1999, on the balance sheet of Occidental Chemical Holding Corporation and subsidiaries (and to all references to our Firm) included in or made a part of this registration statement.

                                          Arthur Andersen LLP

Dallas, Texas

August 30, 1999